                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: November 19, 2004

Date of Earliest Event Reported: November 19, 2004



                             GRISTEDE'S FOODS, INC.
             (Exact name of registrant as specified in its charter)



    Delaware                      1-7013                       13-1829183
 (State or other                (Commission                 (I.R.S. Employer
  jurisdiction                 File Number)                Identification No.)
of incorporation)


               823 Eleventh Avenue, New York, New York 10019
            (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (212) 956-5803


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 8.01  Other Events

         On November 19, 2004 (the "Effective Date"), the merger between Gristede's Acquisition Corp. ("GAC") and Gristede's Foods, Inc. (the "Company"), pursuant to an Agreement and Plan of Merger dated September 10, 2004, became effective with the Company being the surviving corporation. Pursuant to this transaction, each share of the Company's common stock, $.02 par value per share, outstanding on the Effective Date was converted into the right to receive $0.87 per share in cash, without interest, except for shares held by (a) GAC, which shares were cancelled in the merger transaction or (b) dissenting stockholders who perfect their dissenter's rights under Delaware Law. As a result of this transaction, the Company will no longer be listed on the American Stock Exchange.

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: November 19, 2004


                                                GRISTEDE'S FOODS, INC.



                                                By:  /s/ John A. Catsimatidis
                                                     ------------------------
                                                     Name: John A. Catsimatidis
                                                     Title:  Chairman and CEO